DESCRIPTION OF SECURITIES

The following description of our securities is a summary and is qualified by reference to our Certificate of Incorporation and Bylaws, copies of which are included as exhibits to our Annual Report on Form 10-K, as well as by the applicable provisions of the Delaware General Corporation Law (“DGCL”).

Authorized Capitalization

General

Our authorized capital stock consists of 1,000,000,000 shares of our Common Stock, par value $0.0001 per share, and 200,000,000 shares of our Preferred Stock, par value $0.0001 per share.

The following summary describes all material provisions of our capital stock.

Our Common Stock

Voting rights. Each share of our Common Stock is entitled to one vote per share on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or our Certificate of Incorporation. Our Certificate of Incorporation and our Bylaws do not provide for cumulative voting rights. Our directors are elected by plurality vote of the shares of our Common Stock present at an annual meeting and entitled to vote. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Dividend rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Rights upon liquidation. Upon a liquidation event, holders of our Common Stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Other rights. Holders of our Common Stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof. These designations, powers, preferences and rights could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our Common Stock. The issuance of preferred stock could adversely affect the voting power of holders of our Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Election of Directors and Vacancies; Board of Directors

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of our board of directors shall be fixed solely and exclusively by resolution duly adopted from time to time by our board of directors, but currently consists of nine (9) directors, which are divided into three (3) classes, designated Class I, II and III, with each class consisting of three (3) directors. Under our Bylaws, at all meetings of stockholders called for the election of directors, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. All directors are elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier resignation or removal.

Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of our Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director. A director elected or appointed to fill a vacancy resulting from the death, resignation, disqualification or removal of a director or a newly created directorship will hold office until the next election of the class for which such director shall have been chosen until his or her successor shall have been duly elected and qualified, or until such director’s death, resignation or removal.

Subject to the rights, if any, of any series our Preferred Stock, any director or our entire board of directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors.

In addition to the powers and authority expressly conferred upon them by statute or by our Certificate of Incorporation or our Bylaws, the directors are empowered to exercise all such powers and do all such acts and things as may be exercised or done by us, subject, nevertheless, to the provisions of the DGCL, our Certificate of Incorporation and our Bylaws adopted and in effect from time to time; provided, however, that no Bylaw adopted, amended, altered or repealed after the date of our Bylaws will invalidate any prior act of our directors or officers which would have been valid if such Bylaw had not been adopted, amended, altered or repealed.

Quorum

The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise required by law, our Certificate of Incorporation or our Bylaws, each as amended from time to time, or the rules of any applicable stock exchange on which our securities are listed. If, however, such quorum will not be present or represented at any meeting of the stockholders, the holders of a majority of the voting power present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Anti-takeover Effects of Our Certificate of Incorporation and Our Bylaws

Our Certificate of Incorporation and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, may discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of The Nasdaq Global Select Market (“Nasdaq”), which would apply if and so long as our Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to our management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their shares of our Common Stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of our Preferred Stock, special meetings of our stockholders may be called only by the Chairperson of our board of directors, our Chief Executive Officer, our President, or our board of directors acting pursuant to a resolution adopted by a majority of our board of directors. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.

Our Bylaws also provide that unless otherwise restricted by our Certificate of Incorporation or our Bylaws, any action required or permitted to be taken at any meeting of our board of directors or of any committee thereof may be taken without a meeting, if all members of our board of directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission.

In addition, our Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

Our Certificate of Incorporation will provide that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then outstanding shares of our stock entitled to vote thereon and the affirmative vote of at least 66 2/3% of the then outstanding voting securities of the Company, voting together as a single class:

•the provisions authorizing our board of directors to issues shares of our Preferred Stock, with any rights, preferences or privileges as they may designate;
•the provisions dividing our board of directors into three classes, each of which stands for election once every three years;

•the provisions providing that a director may only be removed from our board of directors for cause only by the affirmative vote of the holders of at least 66 2/3% of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors;

•the provisions providing that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•the provisions prohibiting cumulative voting;

•the provisions requiring that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•the provisions regarding calling special meetings of stockholders;

•the provisions regarding notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of our stockholders; and

•the provision regarding the approval requirements for such amendments;

Our Bylaws may be amended or repealed (A) by the affirmative vote of a majority of our entire board of directors then in office (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of our board of directors) or (B) by our stockholders, provided that the affirmative vote of the holders of at least 66 2/3% of the total voting power of outstanding voting securities, voting together as a single class, shall be required for our stockholders to alter, amend or repeal, or adopt certain provisions of our Bylaws.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prevents a public company incorporated in Delaware from engaging in a “business combination” with any “interested stockholder” for three years following the time that the person became an interested stockholder, unless, among other exceptions, the interested stockholder attained such status with the approval of our board of directors or holders of 66 2/3% of the voting power of the outstanding capital stock held by stockholders unaffiliated with the interested stockholder approve the business combination. A business combination includes, among other things, a merger or consolidation involving the interested stockholder and the sale of more than 10% of the company’s assets. In general, an interested stockholder is any stockholder that, together with its affiliates, beneficially owns 15% or more of the company’s stock. A public company incorporated in Delaware is automatically subject to Section 203 unless it opts out in its original corporate charter or pursuant to a subsequent charter or bylaw amendment approved by stockholders.

Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into indemnification agreements with our directors and officers and we expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we will be required to indemnify each of its directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of us or any of our subsidiaries or was serving at our request in an official capacity for another entity. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against it and may reduce the amount of money available to it.
Exclusive Jurisdiction of Certain Actions

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court in Delaware or the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, stockholders or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the Delaware General Corporation Law or our Certificate of Incorporation or our Bylaws (each, as may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, except for any claim as to which the court does not have jurisdiction over an indispensable party to that claim. The foregoing shall not apply to any claims under the Exchange Act or the Securities Act of 1933, as amended. In addition, unless we give an Alternative Forum Consent, the federal district courts of the United States shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act of 1933, as amended, against any person in connection with any offering of our securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person or other defendant.

Transfer Agent

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company.

Exchange Listing

Our Common Stock is listed on Nasdaq under the symbol “NAUT.”